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MEDEX, INC. AND SUBSIDIARIES                                     EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                           Year Ended June 30
                                             1996                 1995                 1994
                                             ----                 ----                 ----
PRIMARY:
  Weighted average common
    shares outstanding                   6,170,407            6,137,628            6,087,898
  Common equivalent shares -
    stock options                           57,491 (1)           51,880 (1)           93,223 (1)
                                        ----------           ----------           ----------

  Common shares and common
    equivalent shares outstanding        6,227,898            6,189,508            6,181,121
                                        ==========           ==========           ==========

NET INCOME                              $  374,866           $1,755,884           $6,730,995
                                        ==========           ==========           ==========

NET INCOME PER SHARE                    $     0.06           $     0.28           $     1.09
                                        ==========           ==========           ==========

FULLY DILUTED:
  Weighted average common
    shares outstanding                   6,170,407            6,137,628            6,087,898
  Common equivalent shares -
    stock options                           65,871 (1)           66,266 (1)          102,775 (1)
                                        ----------           ----------           ----------

  Common shares and common
    equivalent shares outstanding        6,236,278            6,203,894            6,190,673
                                        ==========           ==========           ==========

NET INCOME                              $  374,866           $1,755,884           $6,730,995
                                        ==========           ==========           ==========

NET INCOME PER SHARE                    $     0.06           $     0.28           $     1.09
                                        ==========           ==========           ==========



(1) Calculated under the Treasury Stock Method using the average price or year-end market price of Medex stock, as applicable.